Exhibit 99.1

September 25, 2015

Tumbleweed Holdings, Inc. Appoints Seth Lukash as President and Chief Operating Officer

New York, NY---- Tumbleweed Holdings, Inc. is pleased to announce that Seth Lukash has been appointed as President and Chief Operating Officer of the Company.

Mr. Lukash, who has been a member of our Board of Directors since May 2014, is assuming these new responsibilities effective immediately. He is the past Chairman and CEO of Tridex Corporation, a $100 million manufacturing and technology company. Also, he previously led Progressive Software, a leading provider of application software to the restaurant and hospitality market. Mr. Lukash has a B.A. in finance from the University of Miami.

Gary Herman, the Company’s Chairman and CEO stated, “We are excited to have Seth assume these additional responsibilities within the Company. Seth’s many years of corporate experience, including the successful building and running of several businesses should help Tumbleweed realize its business and strategic goals in the legal cannabis marketplace.”

The Company also announced the extension of its letter of intent with Boundary Analytical, LLC as well as the expiration of its previously announced letters of intent with Grasshopper, LLC and a Southern California based technology and delivery company.

About Tumbleweed Holdings, Inc.

The Company’s strategy is to pursue acquisitions and investments in the emerging legal cannabis sector, with a goal of operating businesses in product testing, business intelligence, and technology and data applications, as regulations permit. We acquire, invest in and operate both established businesses and innovation-focused start-ups with strong management teams and business models in this sector.

Opportunities under active consideration include scientific product testing facilities, software applications and data systems for the cannabis market, and other related product development solutions.

Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.  The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Tumbleweed’s products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the Federal and State levels.  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information please contact:

Richard Cooper

Cooper Global Communications LLC

(646) 524-6477

Rcooper@cgc-us.com